EXHIBIT 31.2

Certification of the Chief Financial Officer

I, Michel Cup, certify that:

1.                                      I have reviewed this Annual Report on Form 10-K of Mead Johnson Nutrition Company;

2.                                      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 13, 2017	By:	/s/ Michel Cup
Michel Cup
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)